                                                                    EXHIBIT 20.1

                        MONTHLY SERVICER'S CERTIFICATE
                        FIRST NATIONAL BANK OF COMMERCE
                            NEW ORLEANS, LOUISIANA
                      FIRST NBC CREDIT CARD MASTER TRUST
                                 SERIES 1997-1

                  FOR THE OCTOBER 8, 1998 DETERMINATION DATE
                          FOR THE 14TH MONTHLY PERIOD

     The undersigned, a duly authorized representative of First National Bank of Commerce, as Servicer, pursuant to the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of August 1, 1997 by and between First National Bank of Commerce and The First National Bank of Chicago, as Trustee, does hereby certify as follows:

     1 Capitalized terms used in this Certificate have their respective meanings as set forth in the Pooling and Servicing Agreement; provided, that the "preceding Monthly Period" shall mean the Monthly Period immediately preceding the calendar month in which this Certificate is delivered. This Certificate is delivered pursuant to subsection 3.4(b) of the Pooling and Servicing Agreement. References herein to certain sections and subsections are references to the respective sections and subsections of the Pooling and Servicing Agreement, as amended by the applicable Series Supplement.

     2 First National Bank of Commerce is Servicer under the Pooling and Servicing Agreement.

     3    The undersigned is a Servicing Officer.

     4 The date of this Certificate is October 8,1998, which is a Determination Date under the Pooling and Servicing Agreement.

     5 The aggregate amount of Collections processed during the preceding Monthly Period [equal to 5(a) plus 5(b)] was $122,443,575.

          (a) The aggregate amount of Collections of Finance Charge Receivables collected during the preceding Monthly Period the Collections of Finance Charge Receivables $13,376,664.

          (b) The aggregate amount of Collections of Principal Receivables collected during the preceding Monthly Period the Collections of Principal Receivables was $109,066,911.

     6 The aggregate amount of Receivables as of the end of the last day of the preceding Monthly Period was $913,386,001.

     7 Included is an authentic copy of the statements required to be delivered by the Servicer on the date of this Certificate to the Paying Agent pursuant to Article V.

     8 To the knowledge of the undersigned, there are no liens on any Receivables in the Trust except as described below:

          None.

     9 The amount, if any, by which the sum of the balance of the Excess Funding Account and the Aggregate Principal Receivables exceeds the Minimum Aggregate Principal Receivables required to be maintained pursuant to the Pooling and Servicing Agreement, is equal to $213,386,001.

     10 The amount, if any, of the withdrawal of the Specified Deposit from the Finance Charge Account required to be made by the Trustee pursuant to subsection 4.3(a) of the Pooling and Servicing Agreement on the related Transfer Date is $0.00

Monthly Servicer's Certificate
Page 2 (all amounts in dollars except percentages)

     11   Monthly Period Trust Activity

     (a)  Trust Activity                                           Total Trust
          ===========================================            ===============
          Beginning Aggregate Principal Receivables                 823,251,323
          Beginning Excess Funding Account Balance                         0.00
          Beginning Total Principal Balance                         823,251,323
          Collections of Finance Charge Receivables                  13,376,664
          Discount Percentage                                              0.00
          Discount Option Receivables Collections                          0.00
          Net Recoveries                                                   0.00
          Total  Collections of Finance Charge Receivables           13,376,664
          Total Collections of Principal Receivables                109,066,911
          Net Default Amount                                          2,146,648
          Minimum Aggregate Principal Receivables Balance           700,000,000
          Ending Aggregate Principal Receivables                    913,386,001
          Ending Excess Funding Account Balance                            0.00
          Ending Total Principal Balance                            913,386,001

     (b)  Series Allocations                                      Series 1997-1    Series 1998-1      All Series
          ===========================================            =================================================
          Group Number                                                         1                2
          Investor Interest                                          300,000,000      400,000,000     700,000,000
          Adjusted Investor Interest                                 300,000,000      400,000,000     700,000,000
          Principal Funding Account Balance                                 0.00             0.00            0.00
          Minimum Transferor Interest                                       0.00             0.00      63,937,020

     (c)  Group I Allocations                                     Series 1997-1      Total Group I
          ===========================================            ==================================
          Investor Finance Charge Collections                          4,874,574        4,874,574

          Investor Monthly Interest                                    1,541,648        1,541,648
          Investor Monthly Fees (Servicing Fee)                          500,000          500,000
          Investor Default Amounts                                       782,257          782,257
          Investor Additional Amounts                                       0.00             0.00
          Total                                                        2,823,905        2,823,905

          Reallocated Investor Finance Charge Collections              4,874,574        4,874,574
          Available Excess                                             2,050,668        2,050,668

     12   Series 1997-1 Certificates

                                                                                    Series 1997-1     All Other       Transferor's
     (a)  Investor/Transferor Allocations                              Trust           Interest         Series          Interest
          =========================================================================================================================
          Beginning Investor/Transferor Amounts                      823,251,323      300,000,000     400,000,000     123,251,323
          Beginning Adjusted Investor Interest                       823,251,323      300,000,000     400,000,000     123,251,323
          Floating Investor Percentage                                100.00000%        36.44088%       48.58784%       14.97129%
          Fixed Investor Percentage                                     0.00000%         0.00000%        0.00000%        0.00000%
          Collections of Finance Chg. Receivables                     13,376,664        4,874,574       1,299,886       7,202,204
          Collections of Principal Receivables                       109,066,911       39,744,939      10,598,650      58,723,322
          Net Default Amount                                           2,146,648          782,257         208,602       1,155,788

          Ending Investor/Transferor Amounts                         913,386,001      300,000,000     400,000,000     213,386,001

Monthly Servicer's Certificate
Page 3 (all amounts in dollars except percentages)

                                                                                                      Collateral
     (b)  Monthly Period Funding Requirements                          Class A          Class B        Interest         Total
          ========================================================================================================================
          Principal Funding Account                                         0.00             0.00            0.00            0.00
          Principal Funding Investment Proceeds                             0.00             0.00            0.00            0.00
          Withdrawal from Reserve Account                                   0.00             0.00            0.00            0.00
          Available Reserve Account Amount                                  0.00             0.00            0.00            0.00
          Required Reserve Account Amount                                   0.00             0.00            0.00            0.00

          Coupon                                                        6.15000%         6.35000%        6.18984%        6.16659%
          Floating Investor Percentage                                 31.52136%         2.55086%        2.36866%       36.44088%
          Fixed Investor Percentage                                         0.00             0.00            0.00            0.00
          Investor Monthly Interest                                    1,329,938          111,125         100,585       1,541,648
          Overdue Monthly Interest                                          0.00             0.00            0.00            0.00
          Additional Interest                                               0.00             0.00            0.00            0.00
                Total Interest Due                                     1,329,938          111,125         100,585       1,541,648
          Investor Default Amounts                                       676,653           54,758          50,847         782,257
          Investor Monthly Fees                                          432,500           35,000          32,500         500,000
          Investor Additional Amounts                                       0.00             0.00            0.00            0.00
                Total Due                                              2,439,091          200,883         183,932       2,823,905

                                                                                                      Collateral
     (c)  Certificates - Balances and Distributions                    Class A          Class B        Interest         Total
          ========================================================================================================================
          Beginning Investor Interest                                259,500,000       21,000,000      19,500,000     300,000,000
          Monthly Principal-Prin. Funding Account                           0.00             0.00            0.00            0.00
          Principal Payments                                                0.00             0.00            0.00            0.00
          Interest Payments                                            1,329,938          111,125         100,585       1,541,648
          Total Payments                                               1,329,938          111,125         100,585       1,541,648
          Ending Investor Interest                                   259,500,000       21,000,000      19,500,000     300,000,000

     (d)  Information regarding Payments in respect of the Class A Certificates
          (per $1,000 original certificate principal amount)
          1.  Total Payment                                                                                              5.125000
          2.  Amount of Payment in respect of Class A Monthly Interest                                                   5.125000
          3.  Amount of Payment in respect of Class A Overdue Monthly Interest                                               0.00
          4.  Amount of Payment in respect of Class A Additional Interest                                                    0.00
          5.  Amount of Payment in respect of Class A Principal                                                              0.00

     (e)  Class A Investor Charge-Offs/Reimbursement of Class A Investor
          Charge-Offs
          1.  Total amount of Class A Investor Charge-Offs                                                                   0.00
          2.  Amount of Class A Investor Charge-Offs per $1,000 original certificate principal amount                        0.00
          3.  Total amount reimbursed in respect of Class A Investor Charge-Offs                                             0.00
          4.  Amount reimbursed in respect of Class A Investor Charge-Offs per $1,000 original
              principal amount                                                                                               0.00
          5.  The amount, if any, by which the outstanding Principal Balance of the Class A
              Certificates exceeds the Class A Adjusted Investor Interest after giving effect to all
              transactions on such Distribution Date                                                                         0.00

     (f)  Information regarding Payments in respect of the Class B Certificates
          (per $1,000 original certificate principal amount)
          1.  Total Payment                                                                                              5.291670
          2.  Amount of Payment in respect of Class B Monthly Interest                                                   5.291670
          3.  Amount of Payment in respect of Class B Overdue Monthly Interest                                               0.00
          4.  Amount of Payment in respect of Class B Additional Interest                                                    0.00
          5.  Amount of Payment in respect of Class B Principal                                                              0.00

Monthly Servicer's Certificate
Page 4 (all amounts in dollars except percentages)

     (g)  Amount of reductions in Class B Investor Interest pursuant to clauses
          (c), (d) and (e) of the definition of Class B Investor Interest
          1.  Amount of reductions in Class B Investor Interest                                                              0.00
          2.  Amount of reductions in Class B Investor Interest per $1,000 original certificate
              principal amount                                                                                               0.00
          3.  Total amount reimbursed in respect of reductions of Class B Investor Interest                                  0.00
          4.  Amount reimbursed in respect of reductions of Class B Investor Interest per
              $1,000 original certificate principal amount                                                                   0.00
          5.  The amount, if any, by which the outstanding Principal Balance of the Class B
              Certificates exceeds the Class B Investor Interest after giving effect to all
              transactions on such Distribution Date                                                                         0.00

     (h)  Information regarding Distribution in respect of the Collateral
          Interest
          1.  Total distribution                                                                                         5.158200
          2.  Amount of distribution in respect of Collateral Monthly Interest                                           5.158200
          3.  Amount of distribution in respect of Collateral Overdue Interest                                               0.00
          4.  Amount of distribution in respect of Collateral Monthly Principal                                              0.00

     (i)  Amount of reductions in Collateral Interest pursuant to clauses (c),
          (d) and (e) of the definition of Collateral Interest
          1.  Amount of reductions in Collateral Interest                                                                    0.00
          2.  Total amount reimbursed in respect of reductions of Collateral Interest                                        0.00

     (j)  Application of Reallocated Investor Finance Charge Collections
          1.  Class A Available Funds                                                                                   4,216,506

              a.  Class A Monthly Interest                                                                              1,329,938
              b.  Class A Overdue Monthly Interest                                                                           0.00
              c.  Class A Additional Interest                                                                                0.00
              d.  Class A Servicing Fee                                                                                   432,500
              e.  Class A Investor Default Amount                                                                         676,653

              f.   Excess Spread                                                                                        1,777,416

          2.  Class B Available Funds                                                                                     341,220

              a.  Class B Monthly Interest                                                                                111,125
              b.  Class B Overdue Monthly Interest                                                                           0.00
              c.  Class B Additional Interest                                                                                0.00
              d.  Class B Servicing Fee                                                                                    35,000

              e.  Excess Spread                                                                                           195,095

          3.  Collateral Holder Available Funds                                                                           316,847

              a.  Excess Spread                                                                                           316,847

          4.  Total Excess Spread                                                                                       2,289,358

Monthly Servicer's Certificate
Page 5 (all amounts in dollars except percentages)

   (k)  Application of Excess Spread and Excess Finance Charge
        Collections Allocated to Series 1997-1
         1.  Beginning Excess Spread                                                                                    2,289,358
         2.  Excess Finance Charge Collections                                                                               0.00
         3.  Applied to fund Class A Required Amount                                                                         0.00
         4.  Unreimbursed Class A Investor Charge-Offs                                                                       0.00
         5.  Applied to fund Class B Required Amount                                                                       54,758
         6.  Reductions of Class B Investor Interest treated as Available Principal Collections                                 -
         7.  Applied to Collateral Monthly Interest and unpaid Collateral Monthly Interest                                100,585
         8.  Applied to Collateral Interest Servicing Fee and any overdue Collateral Interest Servicing Fee                32,500
         9.  Collateral Investor Default Amount treated as Available Principal Collections                                 50,847
        10. Reductions of Collateral Interest treated as Available Principal Collections                                     0.00
        11. Deposit to Reserve Account (if required)                                                                         0.00
        12. Applied to other amounts owed to Collateral Interest Holder                                                      0.00
        13. Balance to constitute Excess Finance Charge Collections for other series                                    2,050,668

    13  Trust Performance
   (a)  Delinquencies
        1.  31-59 days                                                                                                 17,708,147
        2.  60-89 days                                                                                                  9,869,649
        3.  90 days and over                                                                                           14,185,214
        4.  Total 30+ days delinquent                                                                                  41,763,010

   (b)  Base Rate
             a.  Current Monthly Period                                                                                    8.167%
             b.  Prior Monthly Period                                                                                      8.170%
             c.  Second Prior Monthly Period                                                                               8.171%
   (c)  Three Month Average Base Rate                                                                                      8.169%

   (d) Portfolio Yield (gross portfolio yield less net defaults)
             a.  Current Monthly Period                                                                                 16.36927%
             b.  Prior Monthly Period                                                                                   15.66961%
             c.  Second Prior Monthly Period                                                                            13.42732%
   (e)  Three Month Average Portfolio Yield                                                                             15.15540%

   (f)  Excess Spread  Percentage
             a.  Current Monthly Period                                                                                  8.20268%
             b.  Prior Monthly Period                                                                                    7.48613%
             c.  Second Prior Monthly Period                                                                             5.24285%
   (g)  Three Month Average Excess Spread Percentage                                                                     6.97722%

   (h)  Monthly Payment Rate (total collections/beginning aggregate principal receivables)                              14.87317%

   (i)  Portfolio Adjusted Yield                                                                                         7.70268%

        IN WITNESS WHEREOF, the undersigned has duly executed and delivered this
        certificate this      day of                .

                                First National Bank of Commerce, as Servicer

                                By:         /s/ Tracie Klein
                                ------------------------------------------------
                                Name:  Tracie Klein